As filed with the Securities and Exchange Commission on November 27, 2020.

Registration No. 333-237141	Registration No. 333-177774

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-1 TO:

fORM S-3 REGISTRATION STATEMENT NO. 333-237141	Form F-1 REGISTRATION STATEMENT No. 333-177774

UNDER THE SECURITIES ACT OF 1933

Pacific Drilling S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	1381	Not Applicable
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8-10 Avenue de la Gare

L-1610 Luxembourg

+352 27 85 81 35
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Lisa Manget Buchanan

Senior Vice President, General Counsel and Secretary

11700 Katy Freeway, Suite 175

Houston, TX 77079

(832) 255-0519
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Dionne M. Rousseau, Esq.

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170

(504) 582-8100

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ◻

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering . ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	⌧
Non-accelerated filer	◻	Smaller reporting company	◻
		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ◻

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 on Form S-1 (this “Post-Effective Amendment”) to the below listed Registration Statements on Form S-3 and Form F-1 (collectively, the “Prior Registration Statements”) of Pacific Drilling S.A. (the “Registrant”) is being filed to terminate all offerings under the Prior Registration Statements and deregister any and all securities that remain unsold pursuant to the below listed Prior Registration Statements.

1.	Registration Statement on Form S-3, File No. 333-237141, filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2020, registering 1,219,991 common shares, par value $0.01 per share (“Common Shares”), which Registration Statement on Form S-3 was combined pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), with the Registrant’s Registration Statement on Form F-3, File No. 333-230231, previously filed with the Commission on March 12, 2019, registering 9,397 Common Shares (the “2019 Form F-3”), which 2019 Form F-3 was previously combined pursuant to Rule 429 of the Securities Act with the Registrant’s Registration Statement on Form F-1, File No. 333-228867, previously filed with the Commission on December 18, 2018, registering 54,762,877 Common Shares; and
2.	Registration Statement on Form F-1, File No. 333-177774, filed with the Commission on November 7, 2011, as amended on November 8, 2011, registering 6,900,000 Common Shares.

Because the Registrant no longer satisfies the eligibility requirements of either Form S-3 or Form F-1, it has filed this Post-Effective Amendment on Form S-1 to terminate the registration of any securities that remain unsold under the Prior Registration Statements.

The Registrant has terminated all offerings of its securities pursuant to the Prior Registration Statements and is no longer issuing securities under the Prior Registration Statements. The Registrant hereby removes from registration any securities registered under the Prior Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Prior Registration Statements on Form S-3 and Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 27, 2020.

PACIFIC DRILLING S.A.

By:	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan
Senior Vice President, General Counsel and Secretary

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.